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                                                                     Exhibit 5.1

                  OPINION OF PIPER MARBURY RUDNICK & WOLFE LLP


                                                  July 6, 2000

5B Technologies Corporation
One Jericho Plaza
Jericho, New York  11753

Gentlemen and Ladies:

         5B Technologies Corporation, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") which relates to an aggregate of 512,500 shares (the "Shares") of the Company's common stock, par value $.04 per share (the "Common Stock"), which may be offered from time to time pursuant to the Company's 1995 Stock Option Plan (the "1995 Plan") and the Company's 1995 Director Option Plan (the "Director Plan," and together with the 1995 Plan, the "Plans"). This opinion is an exhibit to the Registration Statement.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

         We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the law of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as reported by Prentice Hall Legal and Financial Services.

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be issued upon the proper exercise of stock options granted pursuant to the Plans, respectively, have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws) when issued and paid for in accordance with the terms of the Plans, respectively, will be legally and validly issued, fully paid and non-assessable.

         It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any participant or optionee in the Plans might propose to make.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose
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consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any changes in any matters herein, whether legal or factual, after the date hereof.

                                Very truly yours,

                                /s/ PIPER MARBURY RUDNICK & WOLFE LLP

                                PIPER MARBURY RUDNICK & WOLFE LLP


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